As filed with the Securities and Exchange Commission on October 26, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RadiSys Corporation

(Exact Name of Registrant as Specified in Its Charter)

Oregon	93-0945232
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

RadiSys Corporation

5445 NE Dawson Creek Drive

Hillsboro, Oregon 97124

(503) 615-1100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian J. Bronson

Chief Financial Officer

RadiSys Corporation

5445 NE Dawson Creek Drive

Hillsboro, Oregon 97124

(503) 615-1100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Amar Budarapu

Baker & McKenzie LLP

2300 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

(214) 978-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1) (3)	Amount of Registration Fee
Common Stock (without par value) Preferred Stock (par value $0.01 per share) (2) Depositary Shares (2) Warrants (2) Debt Securities (2) Units comprising one or more classes of securities above
Total	$150,000,000	—	$150,000,000	$4,605

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2)	Includes an indeterminate number of shares of common stock that may be issued upon conversion of preferred stock or debt securities, which are being registered hereby, and an indeterminate number or amount of debt securities and shares of common stock and preferred stock that may be issued upon exercise of warrants, which are being registered hereby.

(3)	In no event will the aggregate maximum offering price of all securities issued by the registrants, from time to time, pursuant to this registration statement exceed $150,000,000. Such amount represents the offering price of any preferred or common stock or depositary shares, the principal amount of any debt securities issued at their stated principal amount, the offering price of any debt securities issued at an original discount or the issue price of any warrants or units of one or more classes of securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to the securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2007

PROSPECTUS

RADISYS CORPORATION

$150,000,000

Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities

Units of These Securities

We will provide specific terms of these securities in supplements to this prospectus at the time we offer or sell any of these securities. Our common stock is listed on the Nasdaq Global Select Market under the symbol “RSYS.” The last reported sale price of our common stock on the Nasdaq Global Select Market on October 24, 2007 was $12.93 per share.

Investing in our securities involves risks.

See “ Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission (“SEC”) on March 2, 2007 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, and June 30, 2007 filed with the SEC on May 8, 2007, and August 7, 2007, respectively. As used in this prospectus, unless context otherwise requires, the words “we,” “us,” “our,” “the Company” and “RadiSys” refer to RadiSys Corporation and include all of our consolidated subsidiaries.

THE COMPANY

RadiSys Corporation is a leading provider of embedded advanced solutions for the communications networking and commercial systems markets. Through innovative product planning, intimate customer collaboration, and combining innovative technologies and industry leading architecture, we help original equipment manufacturers (“OEMs”), systems integrators and solution providers bring better products to market faster and more economically. Our products include embedded boards, application enabling platforms and turn-key systems, which are used in today’s complex computing, processing and network intensive applications.

Strategy

Our strategy is to provide customers with standards-based advanced embedded solutions in our target markets. We believe this strategy enables our customers to focus their resources and development efforts on their key areas of competency allowing them to provide higher value systems with a time-to-market advantage and a lower total cost of ownership. Historically, system makers had been largely vertically integrated, developing most, if not all, of the functional building blocks of their systems. System makers are now more focused on their core expertise, such as specific application software, and are looking for partners like RadiSys to provide them with standards-based, merchant-supplied building blocks for a growing number of processing and networking functions.

End Markets

We provide application enabling solutions to the following two distinct markets:

Communications Networking — The communications networking market consists primarily of networking infrastructure and applications for deployment within our wireless and IP networking and messaging markets.

Commercial Systems — The commercial systems market includes the following sub-markets: medical systems, test and measurement equipment, transaction terminals and industrial automation equipment.

Market Drivers

We believe there are a number of fundamental drivers for growth in the embedded solutions market, including:

•

Increasing desire by OEMs to utilize standards-based, merchant-supplied modular building blocks and platforms to develop their new systems. We believe OEMs are combining their internal development efforts with merchant-supplied building blocks and platforms from partners like RadiSys to deliver a larger number of more valuable new products to market faster at a lower total cost of ownership.

•

Increasing usage levels of widely adopted technologies such as Ethernet, IP, Linux, media processing and CPU, GPU and NPU processors to provide programmable, intelligent and networked functionality to a wide variety of applications, including wireless, wireline and data communications, network security, image processing, transaction and monitoring and control.

•

Increasing demand for standards-based solutions, such as Advanced Telecommunications Architecture (ATCA), Session Initiation Protocol, IP Multimedia Subsystem and Computer-on-Module Express that motivates system makers to take advantage of proven and validated standards-based products.

Our principal offices are located at 5445 N.E. Dawson Creek Drive, Hillsboro, OR 97124. Our telephone number is (503) 615-1100. Our website address is www.radisys.com. Information contained on, or that is accessible through, our website should not be considered to be part of this prospectus.

THE OFFERINGS

Securities we may offer	The securities we may offer from time to time by this prospectus are:

•        common stock;

•        preferred stock, which we may issue in one or more series;

•        depositary shares;

•        debt securities, which we may issue in one or more series;

•        warrants entitling the holders to purchase common stock, preferred stock or debt securities; or

•        units of the above securities.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.

Use of proceeds

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•        acquiring interests or companies in our industry and related businesses;

•        reducing or repaying existing or future indebtedness;

•        providing additional working capital; and

•        capital expenditures.

Risk factors	You should carefully consider all of the information set forth in or incorporated by reference into this prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” in deciding whether to invest in our securities.

RECENT DEVELOPMENTS

Acquisition of ATCA and compact PCI Product Lines from Intel Corporation.

On September 12, 2007, we completed an acquisition of certain assets of the Modular Communications Platform Division (“MCPD”), including products in the Advanced Telecommunications Architecture (ATCA) and compact PCI lines, of Intel Corporation, a Delaware corporation (“Intel”). In connection with the completion of the acquisition, we paid Intel approximately $31.8 million in cash. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the amended and restated purchase agreement to be filed.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended June 30,			Year Ended December 31,
	2007	2006		2006	2005		2004		2003		2002
Ratio of earnings to fixed charges (1) (2)	—	8.3	x	—	7.9	x	5.1	x	2.1	x	—

(1)	Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” means net loss from operation plus minority interests in consolidated subsidiaries or income (loss) from equity investees, fixed charges and amortized capital interest less interest capitalized and our minority interest in pretax income (loss) of subsidiaries that have not incurred fixed charges. For this purpose, “fixed charges” means interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest within rental expense.

(2)	For the six months ended June 30, 2007 and for the years ended December 31, 2006 and 2002, our earnings were insufficient to cover fixed charges; the amount of additional earnings needed to cover fixed charges for each period was $15.4 million, $13.8 million and $4.5 million, respectively.

RISK FACTORS

The following summarizes the material risks of purchasing or owning shares of our common stock. Additional unknown risks may also impair our financial performance and business operations. Our business, financial condition and/or results of operation may be materially adversely affected by the nature and impact of these risks. In such case, the market value of our securities could be detrimentally affected, and investors may lose part or all of the value of their investment. You should carefully consider the risks and uncertainties described below before purchasing our common stock.

Risks Related To Our Business

Our business is inherently risky and we face numerous and varied risks, both known and unknown. Despite the knowledge and experience of management, careful evaluation, and strategic planning, we may not be able to overcome the risks associated with our business, which may prevent us from achieving our goals.

Because of our dependence on certain customers, the loss of, or a substantial decline in sales to, a top customer could have a material adverse effect on our revenues and profitability.

During 2006, we derived 66.7% of our revenues from five customers. These five customers were Nokia, Nortel, Comverse, Philips Medical Systems and Avaya. During 2006, revenues attributable to Nokia and Nortel were 39.4% and 10.3%, respectively. A financial hardship experienced by, or a substantial decrease in sales to any one of our top customers could materially affect revenues and profitability. Generally, these customers are not the end-users of our products. If any of these customers’ efforts to market the end products we design and manufacture for them or the end products into which our products are incorporated are unsuccessful in the marketplace our design wins, sales and/or profitability will be significantly reduced. Furthermore, if these customers experience adverse economic conditions in the markets into which they sell our products (end markets), we would expect a significant reduction in spending by these customers. Some of the end markets that these customers sell our products into are characterized by intense competition, rapid technological change and economic uncertainty. Our exposure to economic cyclicality and any related fluctuation in demand from these customers could have a material adverse effect on our revenues and financial condition.

We are shifting our business from predominately perfect fit (custom) solutions to more standards-based products, such as ATCA, COM Express and Media Servers. This requires substantial expenditures for R&D that could adversely affect our short-term earnings and, if this strategy is not successful could have a material adverse effect on our long-term revenues, profitability and financial condition.

We are shifting our business from predominately perfect fit solutions to more standards-based solutions, such as ATCA, COM Express and Media Server products. There can be no assurance that this strategy will be successful. This strategy requires us to make substantial expenditures for R&D in new technologies that we reflect as a current expense in our financial statements. We believe that these investments in standards-based products and new technologies will allow us to provide a broader set of products and building blocks to take to market and position us to grow on a long-term basis. Most of these investments are not expected to result in significant revenues for at least twelve to twenty-four months. Accordingly, these expenditures could adversely affect our short-term earnings. In addition, there is no assurance that these new products and technologies will be accepted by our customers and, if accepted, how large the market will be for these products or what the timing will be for any meaningful revenues. If we are unable to successfully develop and sell standards-based products to our customers, our revenues, profitability and financial condition could be materially adversely affected. Additionally, if we successfully develop standards-based products we may incur incremental R&D expenses as we tailor the standards-based products for our customers. Furthermore, we are building standards-based products to meet industry standards that define the basis of compatibility in operation and communication of a system supported by different vendors. Those standards constantly change and new competing standards emerge. The development or adaptation of products and technologies require us to commit financial resources, personnel and time significantly in advance of sales. In order to compete, our decisions with respect to those commitments must accurately anticipate, sometimes two years or more in advance, both future demand and the technologies that will win market acceptance to meet that demand.

Our projections of future revenues and earnings are highly subjective and may not reflect future results which could cause volatility in the price of our common stock.

Most of our major customers have contracts but these contracts do not commit them to purchase a minimum amount of our products. These contracts generally require our customers to provide us with forecasts of their anticipated purchases. However, our experience indicates that customers can change their purchasing patterns quickly in response to market demands and therefore these forecasts may not be relied upon to accurately forecast sales. From time to time we provide projections to our shareholders and the investment community of our future sales and earnings. Since we do not have long-term purchase commitments from our major customers and the customer order cycle is short, it is difficult for us to accurately predict the amount of our sales and related earnings in any given period. Our projections are based on management’s best estimate of sales using historical sales data, information from customers and other information deemed relevant. These projections are highly subjective since sales to our customers can fluctuate substantially based on the demands of their customers and the relevant markets. Our period to period revenues have varied in the past and may continue to vary in the future. In addition and as stated above, we have a high degree of customer concentration. Any significant change in purchases by any one of our largest customers can significantly affect our sales and profitability.

If demand for our products fluctuates, our revenues, profitability and financial condition could be adversely affected. Important factors that could cause demand for our products to fluctuate include:

•	changes in customer product needs;

•	changes in the level of customers’ inventory;

•	changes in business and economic conditions, including a downturn in the semiconductor industry; and

•	market acceptance of our products.

We have recently experienced significant changes in purchases by one of our large customers which adversely impacted the fiscal period in which it occurred. If our actual sales or earnings are less than the projected amounts, the price of our common stock may be adversely affected and accordingly our shareholders should not place undue reliance on these projections.

In addition, the price of our common stock may be adversely affected due to other factors, such as changes in analysts’ estimates regarding earnings, or may be due to factors relating to the commercial systems and communication networking markets in general. Shareholders should be willing to incur the risk of such fluctuations.

Not all new design wins ramp into production, and if ramped into production the volumes derived from such projects may not be as significant as we had originally estimated, which could have a substantial negative impact on our anticipated revenues and profitability.

From time to time we estimate the revenue from design wins, which represents three years of revenue once product development has ramped into production. If a design win actually ramps into production, the average ramp into production begins about 12 to 18 months after the initial design win, although some more complex projects can take up to 24 months or longer. After that, there is an additional time lag from the start of production ramp to peak revenue. Not all design wins ramp into production and even if a design win ramped into production, the volumes derived from such projects may be less than we had originally estimated. Design wins are sometimes canceled or delayed, or can perform below original expectations, which can adversely impact anticipated revenues and profitability.

Our business depends on the communications networking and commercial systems markets in which demand can be cyclical, and any inability to sell products to these markets or forecast customer demand could have a material adverse effect on our revenues and gross margin.

We derive our revenues from a number of diverse end markets, some of which are subject to significant cyclical changes in demand. In 2006, we derived 74.4% and 25.6% of our revenues from the communications networking and commercial systems markets, respectively. We believe that our revenues will continue to be derived primarily from these two markets. Communications networking revenues include, but are not limited to, sales to Airvana, Aspect Medical Systems, Avaya, Comverse, Hewlett Packard, Huawei Technologies Co., IBM, Intel Corporation, Intercall, a division of West Corporation, Lucent, NexTone Communications, Nokia, Nortel and Siemens AG. Commercial systems revenues include, but are not limited to, sales to Agilent Technologies, Arrow Electronics, Fluke Electronics, Philips Medical Systems, Tektronix and Universal Instruments. Generally, our customers are not the end-users of our products. If our customers experience adverse economic conditions in the markets into which they sell our products (end markets), we would expect a significant reduction in spending by our customers. Some of these end markets are characterized by intense competition, rapid technological change and economic uncertainty. Our exposure to economic cyclicality and any related fluctuation in customer demand in these end markets could have a material adverse effect on our revenues and financial condition. Significant reduction in our customers’ spending, such as what we experienced in 2001 and 2002, will result in decreased revenues and earnings. We continue to execute on our strategy of expanding into new end markets either through new product development projects with our existing customers or through new customer relationships, but no assurance can be given that this strategy will be successful.

We forecast manufacturing needs based on our customer demand mentioned above. Changes in this demand could cause us or our contract manufacturers to hold excess or obsolete inventory that may not be salable to other customers on commercially reasonable terms, and which could require inventory valuation write downs that reduce our gross margin and profitability. This risk is exacerbated by a current trend from our customers of requiring shorter lead times between placing orders with us and the shipment date. That typically necessitates an increase in our inventory or inventory of our products at our contract manufacturers’ locations, raising the likelihood that upon cancellation or deferral, we may be holding greater amounts of inventory and/or incurring additional costs. Additionally, we are contractually obligated to reimburse our contract manufacturers for the cost of excess inventory used in the manufacture of our products for which there is no forecasted or alternative use. Unexpected decreases in customer demand or our inability to accurately forecast customer demand could result in increases in our adverse purchase commitment liability and have a material adverse effect on our gross margins and profitability.

Because of our dependence and our contract manufacturers’ dependence on a few suppliers, or in some cases one supplier, for some of the components we use, as well as our dependence on a few contract manufacturers to supply a majority of our products, a loss of a supplier, a decline in the quality of these components, a shortage of any of these components, or a loss or degradation in performance of a contract manufacturer could have a material adverse effect on our business or our profitability.

We depend on a few suppliers, or in some cases one supplier, for a continuing supply of the components we use in the manufacture of our products and any disruption in supply could adversely impact our financial performance. For example, we currently solely rely on Intel for the supply of some microprocessors and other components. Alternative sources of components that are procured from one supplier or a limited number of suppliers would be difficult to locate and/or it would require a significant amount of time and resources to establish.

We also rely on contract manufacturers for the supply of approximately 80% of all of our unit volume. If these third party manufacturers fail to adequately perform our revenues and profitability could be adversely affected. Among other things, inadequate performance from our contract manufacturers could include the production of products that do not meet our high quality standards or schedule and delivery requirements and could cause us to invest in additional internal resources as we lose productivity on other important projects. In addition, alternative internal or external sources of manufacturing for RadiSys products could require significant time and resources to establish or transition. We have experienced less than optimal service from one of our contract manufacturers in North America. As a result, we have discontinued our relationship with this contract manufacturer and are currently transitioning the majority of this production to our Hillsboro facility. However, we may incur additional and unanticipated expenses or delays which may have a material adverse effect on our business or our financial performance. Also, due to the inherent risks associated with the transfer of production we may incur additional expenses related to adverse purchase commitments or excess and obsolete inventory.

The failure to successfully integrate Convedia’s business and ATCA and compact PCI product lines acquired from Intel into our operations in the expected time frame, or at all, may adversely affect our future results.

We believe that the acquisition of Convedia, completed in September 2006 and the acquisition of ATCA and compact PCI product lines from Intel in September 2007 will result in certain benefits, including expanded global reach and increased product offerings. However, to realize these anticipated benefits, Convedia’s business and the ATCA and compact PCI product lines must be successfully integrated into RadiSys’ operations by focusing on general and administrative, manufacturing and marketing and sales cooperation. The success of these acquisitions will depend on our ability to realize these anticipated benefits from integrating Convedia’s business and the acquired product lines into our operations. We may fail to realize the anticipated benefits of these acquisitions on a timely basis, or at all, for a variety of reasons, including the following:

•	failure to effectively coordinate sales and marketing efforts to communicate the capabilities of the Company;

•	potential difficulties integrating and harmonizing financial reporting or other critical systems; and

•	the loss of key employees.

We operate in intensely competitive industries, and our failure to respond quickly to technological developments and incorporate new features into our products could have an adverse effect on our ability to compete.

We operate in intensely competitive industries that experience rapid technological developments, changes in industry standards, changes in customer requirements, and frequent new product introductions and improvements. If we are unable to respond quickly and successfully to these developments, we may lose our competitive position, and our products or technologies may become uncompetitive or obsolete. To compete successfully, we must maintain a successful R&D effort, develop new products and production processes, and improve our existing products and processes at the same pace or ahead of our competitors. We may not be able to successfully develop and market these new products; the products we invest in and develop may not be well received by customers; and products developed and new technologies offered by others may affect the demand for our products. These types of events could have a variety of negative effects on our competitive position and our profitability and financial condition, such as reducing our revenue, increasing our costs, lowering our gross margin percentage, and requiring us to recognize and record impairments of our assets.

Competition in the market for embedded systems is intense, and if we lose our market share, our revenues and profitability could decline.

We compete with a number of companies providing embedded systems, including Advantech Co., AudioCodes, Embedded Communications Computing, a division of Motorola, a division within Emerson, a division within General Electric Company, Hewlett Packard, a division within IBM, Interphase, IP Unity, Kontron AG, Mercury Computer Systems and Sun Microsystems. Because the embedded systems market is growing, it is attracting new non-traditional competitors. These non-traditional competitors include contract-manufacturers that provide design services and Asian-based original design manufacturers. Some of our competitors and potential competitors have a number of significant advantages over us, including:

•	a longer operating history;

•	greater name recognition and marketing power;

•	preferred vendor status with our existing and potential customers; and

•	significantly greater financial, technical, marketing and other resources, which allow them to respond more quickly to new or changing opportunities, technologies and customer requirements.

Furthermore, existing or potential competitors may establish cooperative relationships with each other or with third parties or adopt aggressive pricing policies to gain market share.

As a result of increased competition, we could encounter significant pricing pressures. These pricing pressures could result in significantly lower average selling prices for our products. We may not be able to offset the effects of any price reductions with an increase in the number of customers, cost reductions or otherwise. In addition, many of the industries we serve, such as the communications industry, are encountering market consolidation, or are likely to encounter consolidation in the near future, which could result in increased pricing pressure and additional competition thus weakening our position or causing delays in new design wins and their associated production.

Potential acquisitions and partnerships may be more costly or less profitable than anticipated and may adversely affect the price of our common stock.

Future acquisitions and partnerships may involve the use of significant amounts of cash, potentially dilutive issuances of equity or equity-linked securities, issuance of debt and amortization of intangible assets with determinable lives. We may also be required to charge against earnings upon consummation of the acquisition the value of an acquired business’ technology that does not meet the accounting definition of “completed technology.” Moreover, to the extent that any proposed acquisition or strategic investment is not favorably received by shareholders, analysts and others in the investment community, the price of our common stock could be adversely affected. In addition, acquisitions or strategic investments involve numerous risks, including:

•	difficulties in the assimilation of the operations, technologies, products and personnel of the acquired company;

•	the diversion of management’s attention from other business concerns;

•	risks of entering markets in which we have no or limited prior experience;

•	the potential loss of key employees of the acquired company; and

•	performance below expectations by an acquired business.

In the event that an acquisition or a partnership does occur and we are unable to successfully integrate operations, technologies, products or personnel that we acquire, our business, results of operations and financial condition could be materially adversely affected. We may expend additional resources without receiving benefit from strategic alliances with third parties.

Our international operations expose us to additional political, economic and regulatory risks not faced by businesses that operate only in the United States.

In 2006, as measured by delivery destination, we derived 4.0% of our revenues from Canada and Mexico, 48.1% of our revenues from EMEA and 17.3% from Asia Pacific. In 2004, we opened a development center in Shanghai, China and began to utilize a contract manufacturer in Shenzhen, China. For the year ended December 31, 2006, approximately 52% of our total revenues were associated with products produced at our China contract manufacturer. Also during 2006 we completed the acquisition of Convedia, which includes significant operations in Vancouver, British Columbia. As a result of all these activities, we are subject to worldwide economic and market condition risks generally associated with global trade, such as fluctuating exchange rates, tariff and trade policies, domestic and foreign tax policies, foreign governmental regulations, political unrest, wars and other acts of terrorism and changes in other economic conditions. These risks, among others, could adversely affect our results of operations or financial position. Additionally, some of our sales to overseas customers are made under export licenses that must be obtained from the United States Department of Commerce. Protectionist trade legislation in either the United States of America or other countries, such as a change in the current tariff structures, export compliance laws, trade restrictions resulting from war or terrorism, or other trade policies could adversely affect our ability to sell or to manufacture in international markets. Furthermore, revenues from outside the United States of America are subject to inherent risks, including the general economic and political conditions in each country. These risks, among others, could adversely affect our results of operations or financial position.

If we are unable to generate sufficient income in the future, we may not be able to fully utilize our net deferred tax assets or support our current levels of goodwill and intangible assets on our balance sheet.

We cannot provide absolute assurance that we will generate sufficient taxable income to fully utilize the net deferred tax assets of $30.3 million as of December 31, 2006. We may not generate sufficient taxable income due to earning lower than forecasted net income or incurring charges associated with unusual events, such as restructurings and acquisitions. Accordingly, we may record a full valuation allowance against the deferred tax assets if our expectations of future taxable income are not achieved. On the other hand, if we generate taxable income in excess of our expectations, the valuation allowance may be reduced accordingly. We also cannot provide absolute assurance that future income will support the carrying amount of goodwill and intangibles of $110.1 million on the Consolidated Balance Sheet as of December 31, 2006, and therefore, we may incur an impairment charge in the future.

Our products for embedded solutions are based on industry standards, which are continually evolving, and any failure to conform to these standards or lack of success of these standards could have a substantial negative impact on our revenues and profitability. In addition, these standards could take longer to be deployed or may not be deployed at all.

We develop and supply a mix of perfect fit and standards-based products. Standards-based products for embedded computing applications are often based on industry standards, which are continually evolving. Our future success in these products will depend, in part, upon our capacity to invest in, and successfully develop and introduce new products based on emerging industry standards. Our inability to invest in or conform to these standards could render parts of our product portfolio uncompetitive, unmarketable or obsolete. As new standards are developed for our addressable markets standards, we may be unable to successfully invest in, design and manufacture new products that address the needs of our customers or achieve substantial market acceptance.

If we are unable to protect our intellectual property, we may lose a valuable competitive advantage or be forced to incur costly litigation to protect our rights.

We are a technology dependent company, and our success depends on developing and protecting our intellectual property. We rely on patents, copyrights, trademarks and trade secret laws to protect our intellectual property. At the same time, our products are complex, and are often not patentable in their entirety. We also license intellectual property from third parties and rely on those parties to maintain and protect their technology. We cannot be certain that our actions will protect proprietary rights. If we are unable to adequately protect our technology, or if we are unable to continue to obtain or maintain licenses for protected technology from third parties, it could have a material adverse effect on our results of operations. In addition, some of our products are now designed, manufactured and sold outside of the United States of America. Despite our precautions to protect our intellectual property, this international exposure may reduce or limit protection of our intellectual property which is more prone to design piracy.

Changes in stock-based compensation accounting rules have adversely impacted our operating results and may adversely impact our stock price.

On December 16, 2004, the Financial Accounting Standards Board issued a Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the financial statements based on their fair values and does not allow the pro forma disclosure previously used as an alternative to financial statement recognition.

We were required to adopt SFAS 123R in the first quarter of 2006. Under SFAS 123R, we applied the Black-Scholes valuation model in determining the fair value of share-based payments, with adjustments to the methodology as necessary for reporting under SFAS 123R guidelines. As a result, our operating results for the year ended December 31, 2006 contain, and our operating results for future periods will contain, a charge for share-based compensation related to stock options and shares pursuant to the 1996 Employee Stock Purchase Plan (“ESPP”), in addition to the share-based compensation associated with our restricted share awards and restricted stock units (“restricted stock”). SFAS 123R had a significant impact on our operating results for the year ended December 31, 2006, with SFAS 123R charges of $6.6 million increasing operating losses to $22.2 million, and we expect the adoption of SFAS 123R will continue to have a significant adverse impact on our operating results in the future. We anticipate that stock-based compensation will increase by $3.4 million to approximately $10 million in 2007 due primarily to the 2004 acceleration of employee stock options with an option price greater than $15.99. As a result of the acceleration, we reduced the amount of stock based compensation expense recognized in 2006; however, in 2007 stock based compensation expense will increase as the benefit from the acceleration will have been fully utilized. The increase is also due to the acquisition of Convedia. We cannot predict the effect that this adverse impact on our reported operating results will have on the trading price of our common stock.

Decreased effectiveness of share-based payment awards could adversely affect our ability to attract and retain employees.

We have historically used stock options and other forms of share-based payment awards as key components of our total rewards employee compensation program in order to retain employees and provide competitive compensation and benefit packages. In accordance with SFAS 123R, we began recording charges to earnings for stock-based compensation expense in the first quarter of fiscal 2006. As a result, we will incur increased compensation costs associated with our stock-based compensation programs making it more expensive for us to grant share-based payment awards to employees in the future. Like other companies, we have reviewed our equity compensation strategy in light of the current regulatory and competitive environment and have decided to reduce the total number of options granted to employees and the number of employees who receive share-based payment awards. Due to this change in our stock-based compensation strategy, we may find it difficult to attract, retain and motivate employees, and any such difficulty could materially adversely affect our business.

We depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could seriously harm our business.

Due to the specialized nature of our business, our future performance is highly dependent upon our ability to attract and retain qualified engineering, manufacturing, marketing, sales and management personnel for our operations. Competition for personnel is intense, and we may not be successful in attracting and retaining qualified personnel. Our failure to compete for these personnel could seriously harm our business, results of operations and financial condition. In addition, if incentive programs we offer are not considered desirable by current and prospective employees, we could have difficulty retaining or recruiting qualified personnel. If we are unable to recruit and retain key employees, our product development, and marketing and sales could be harmed.

Our disclosure controls and internal control over financial reporting do not guarantee the absence of error or fraud.

Disclosure controls are procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act, such as this Annual Report, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls are also designed to ensure that the information is accumulated and communicated to our management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

Internal control over financial reporting (“internal controls”) are procedures which are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of RadiSys; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of RadiSys are being made only in accordance with authorizations of management and directors of RadiSys; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of RadiSys’ assets that could have a material effect on the financial statements. To the extent that components of our Internal Controls are included in our disclosure controls, they are included in the scope of our quarterly controls evaluation.

Our management, including the CEO and CFO, do not expect that our disclosure controls or internal controls will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and we cannot assure that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Oregon corporate law, our articles of incorporation and our bylaws contain provisions that could prevent or discourage a third party from acquiring us even if the change of control would be beneficial to our shareholders.

Our articles of incorporation and our bylaws contain anti-takeover provisions that could delay or prevent a change of control of our Company, even if a change of control would be beneficial to our shareholders. These provisions:

•

authorize our board of directors to issue up to 10,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without prior shareholder approval to increase the number of outstanding shares and deter or prevent a takeover attempt;

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings;

•	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of shareholders to elect director candidates; and

•	limit the ability of shareholders to take action by written consent, thereby effectively requiring all common shareholder actions to be taken at a meeting of our common shareholders.

In addition, if our common stock is acquired in specified transactions deemed to constitute “control share acquisitions,” provisions of Oregon law condition the voting rights that would otherwise be associated with those common shares upon approval by our shareholders (excluding, among other things, the acquirer in any such transaction). Provisions of Oregon law also restrict, subject to specified exceptions, the ability of a person owning 15% or more of our common stock to enter into any “business combination transaction” with us.

The foregoing provisions of Oregon law and our articles of incorporation and bylaws could limit the price that investors might be willing to pay in the future for shares of our common stock.

We may need to raise additional capital in the future to repay our convertible senior notes, and existing or future resources may not be available to us in sufficient amounts or on acceptable terms.

During November 2003, we completed a private offering of $100 million in aggregate principal amount of convertible senior notes due November 15, 2023 to qualified institutional buyers. The notes are convertible prior to maturity into shares of our common stock at a conversion price of $23.57 per share under certain circumstances that include but are not limited to (i) conversion due to the closing price of our common stock on the trading day prior to the conversion date reaching 120% or more of the conversion price of the notes on such trading date and (ii) conversion due to the trading price of the notes falling below 98% of the conversion value. Upon conversion we will have the right to deliver, in lieu of common stock, cash or a combination of cash and common stock. We may redeem all or a portion of the notes at our option on or after November 15, 2006 but before November 15, 2008 provided that the closing price of our common stock exceeds 130% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date of the notice of the provisional redemption. As of September 30, 2007, the convertible senior notes were not redeemable at our option. On or after November 15, 2008, we may redeem the notes at any time. On November 15, 2008, November 15, 2013, and November 15, 2018, holders of the convertible senior notes will have the right to require us to purchase, in cash, all or any part of the notes held by such holder at a purchase price equal to 100% of the principal amount of the notes being purchased, together with accrued and unpaid interest and additional interest, if any, up to but excluding the purchase date.

As of September 30, 2007, we had outstanding convertible senior notes with a face value of $100 million. While we cannot predict whether or when holders of the convertible senior notes will choose to exercise their repurchase rights, we believe that they would become more likely to do so in the event that the price of our common stock is not greater than certain levels or if interest rates increase, or both. Therefore, if a substantial portion of the convertible senior notes were to be submitted for repurchase on any of the repurchase dates, we might need to use a substantial amount of our available sources of liquidity for this purpose. Consequently, such repurchase could have the effect of restricting our ability to fund new acquisitions or to meet other future working capital needs, as well as increasing our costs of borrowing. We may seek other means of refinancing or restructuring our obligations under the convertible senior notes, but this may result in terms less favorable than those under the existing convertible senior notes.

Other Risk Factors Related to Our Business

Other risk factors include, but are not limited to, changes in the mix of products sold, changes in regulatory and tax legislation, changes in effective tax rates, inventory risks due to changes in market demand or our business strategies, potential litigation and claims arising in the normal course of business, credit risk of customers and other risk factors. Additionally, proposed changes to accounting rules could materially affect what we report under GAAP and adversely affect our operating results.

RISKS RELATED TO OUR SECURITIES

We do not intend to pay dividends on our common stock.

We have never paid any cash dividends on our common stock and do not expect to declare cash dividends on the common stock in the foreseeable future in compliance with our policy to retain all of our earnings to finance future growth. Therefore, investors will not receive any funds unless they sell their common stock, and shareholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

The price of our common stock may fluctuate significantly.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “RSYS.” The market prices of our securities are subject to significant fluctuations in response to the factors set forth above and other factors, many of which are beyond our control. Such fluctuations, as well as economic conditions generally, may adversely affect the market price of our securities, including our common stock and the debt securities.

A large number of shares of our common stock underlying options, restricted stock unit awards and convertible notes may be available for future sale and the sale of these shares may depress the market price of our common stock.

The issuance of shares of common stock upon the exercise of our outstanding options, restricted stock unit awards and convertible notes will result in dilution to the interests of our shareholders and you as an investor, and may have an adverse effect on the trading price and market for our common stock. As of September 30, 2007, we had options, restricted stock unit awards and convertible notes outstanding that may be exercised or converted at various times to require us to issue 7,844,000 shares, or approximately 35.3%, of our common stock on a fully diluted basis. The future sale of these shares may adversely affect the market price of our common stock. Shares issued upon exercise of our outstanding options, restricted stock unit awards and convertible notes will also cause immediate and substantial dilution to our existing shareholders. In addition, as long as these options, restricted stock unit awards and convertible notes remain outstanding, our ability to obtain additional capital through the sale of our securities might be adversely affected.

Future sales of shares of our common stock or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock, the value of our debt securities and our ability to raise funds in new equity offerings.

We may issue additional common stock, preferred stock or securities convertible into or exchangeable for common stock, in the future. Future sales of substantial amounts of our common stock or equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and the value of our debt securities and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale, will have on the trading price of our common stock or the value of our debt securities.

Our board of directors may issue our authorized preferred stock without shareholder approval.

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with rights and preferences that may be determined from time to time by our board of directors. Accordingly, our board of directors may, without shareholder approval, issue one or more series of preferred stock with rights which could adversely affect the voting power or other rights of the holders of outstanding shares of preferred stock or common stock. Although we do not have any current plans to issue any series or shares of preferred stock, we may do so in the future. Because the notes are convertible into shares of our common stock, the actual or potential issuance of preferred stock could result in a decrease in the trading price of the notes.

The future sales of restricted and other shares may cause dilution to each shareholder’s percentage ownership interest and could cause our stock price to decline.

Sales of a substantial amount of stock in the public market (such as the shares previously registered by us), or the perception that these sales may occur, could result in lower market prices of our common stock. This could also impair our ability to raise additional capital through the sale of other securities. As of September 30, 2007, we had 22,196,000 shares of common stock outstanding. We also have 3,601,000 shares of common stock issuable upon exercise of outstanding stock options and release of restricted stock units. Additionally, as of September 30, 2007 we have 5,903,000 shares of common stock available for future issuance under our stock plans and 1,507,000 shares of common stock reserved for future issuance under our employee stock purchase plan. All of these shares have been registered for sale. The issuance and sale of a significant number of shares of our securities upon the exercise of stock options, or the sales of a substantial number of shares of stock pursuant to Rule 144 or otherwise, could result in a dilution to each shareholder’s percentage ownership and could adversely affect the market prices of our securities.

If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities or to sell any such debt securities at a price that you deem sufficient.

Unless otherwise specified in an accompanying prospectus supplement, any debt securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may elect not to list any debt securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

•	that a market for any series of debt securities will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

Our management will have broad discretion over the use of the proceeds to us from any offering and might not apply the proceeds of an offering in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offering, and you will have to rely on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds of an offering in ways that you believe will increase the value of your investment. We will describe the expected use of net proceeds from an offering in the applicable prospectus supplement.

If our cash flows prove inadequate to service our debt and provide for our other obligations, we may be required to refinance all or a portion of our existing and future debt at terms unfavorable to us.

Our ability to make payments on and refinance our debt, and to fund our operations and capital expenditures will depend on our ability to generate substantial operating cash flow. If our cash flows prove inadequate to meet our debt service obligations, in the future, we may be required to refinance all or a portion of our existing or future debt, to sell assets or to obtain additional financing. We cannot assure you that any such refinancing or that any such sale of assets or additional financing would be possible on favorable terms, or at all. If we raise additional equity or equity-related securities in the future, it may be dilutive to holders of our common stock.

You should consider the U.S. federal income tax consequences of owning our securities.

There are risks associated with the U.S. federal income tax consequences of owning our debt securities and common stock. Because the tax consequences of owning our debt securities and common stock are complex and certain tax consequences may differ depending on the holder’s particular tax circumstances, each potential investor should consult with and rely on its own tax advisor about the tax consequences. In addition, there can be no assurance that the U.S. federal income tax treatment currently applicable to owning our debt securities and common stock will not be modified by legislative, administrative, or judicial action that may have a retroactive effect. No representation or warranty of any kind is made with respect to the acceptance by the Internal Revenue Service or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its tax return.

The effect of the lending of our shares of common stock, including sales of our common stock in short sale transactions, may lower the market price of our common stock.

We may offer shares of our common stock for lending under share lending agreements. The effect of the lending of shares of our common stock could have a negative effect on the market price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated into it by reference, contains forward-looking statements. All statements that relate to future events or to our future performance are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “intends,” or other comparable terminology. Some of the forward looking statements in this prospectus and the documents incorporated into it by reference include:

•	our statements concerning our beliefs about the success of our shift in business strategy from perfect fit solutions to standards-based solutions;

•	the adoption by our customers of standards-based solutions and ATCA;

•	the size of the addressable market for ATCA;

•	estimates of anticipated revenue from design wins;

•	expectations and goals for revenues, gross margin, R&D expenses, selling, general, administrative expenses and profits;

•	estimates and impact of stock-based compensation expense;

•	expectations about the benefits from and integration of the operations, technologies, products or personnel from the acquisition of Convedia;

•	estimates and impact of the costs of the acquisition of Convedia and MCPD;

•	the impact of our restructuring events on future revenues;

•	currency exchange rate fluctuations, changes in tariff and trade policies and other risks associated with foreign operations;

•	our projected liquidity; and

•

matters affecting the computer manufacturing industry including changes in industry standards, changes in customer requirements and new product introductions, as well as other risks described in “Risk Factors” above.

Although these forward-looking statements reflect the good faith judgment of management based on currently available information, they involve known and unknown risks, uncertainties and other factors that may cause our actual results or our industries’ actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. These risk factors may cause our actual results to differ materially from any forward-looking statement. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. You are urged to carefully review and consider the various disclosures that we make in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	depositary shares;

•	debt securities, which we may issue in one or more series;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities; or

•	units of the above securities.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $150,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:

•	the type and amount of securities which we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	if applicable, information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	acquiring interests or companies in our industry and related businesses;

•	reducing or repaying existing or future indebtedness;

•	providing additional working capital; and

•	capital expenditures.

Pending any use, as described in the applicable prospectus supplement, we plan to invest the net proceeds in investment-grade, short-term, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our restated articles of incorporation and restated bylaws is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are outstanding.

Common Stock

As of September 30, 2007, there were 22,196,000 shares of our common stock outstanding. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock have the following rights:

Dividends. Holders of our common stock are entitled to receive ratably such dividends on our common stock as may from time to time be declared by our board of directors out of funds legally available therefore.

Voting. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Cumulative voting for the election of directors is not authorized by our articles of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Preemptive Rights, Conversion and Redemption. Holders of our common stock have no preemptive rights and no right to redeem their common stock or convert their common stock into any other securities.

Liquidation, Dissolution and Winding-up. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation rights of any preferred stock.

Preferred Stock

Our board of directors is authorized, without further action by our shareholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions on these shares.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

The issuance of preferred stock could delay, defer or prevent a change of control of RadiSys. We have no current plans to issue any shares of preferred stock.

Oregon Control Share and Business Combination Statutes

Oregon law may restrict the ability of our significant shareholders to exercise voting rights. The Oregon Control Share Act generally applies to a person who acquires voting stock of an Oregon corporation in a transaction that results in that person holding more than one-fifth, one-third or one-half of the total voting power of the voting shares of the corporation. If such a transaction occurs, the person cannot vote the shares acquired in the acquisition unless voting rights are restored to those shares by:

•	the holders of a majority of the outstanding voting shares of each voting group entitled to vote; and

•	the holders of a majority of the outstanding voting shares, excluding the acquired shares and shares held by the corporation’s officers and inside directors.

This law is construed broadly and may apply to both companies and persons acting as a group.

The restricted shareholder may, but is not required to, submit to the corporation a statement setting forth information about itself and its plans with respect to the corporation. The statement may request that the corporation call a special meeting of shareholders to determine whether voting rights will be granted to the shares acquired. If a special meeting of shareholders is not requested, the issue of voting rights of the acquired shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date the shares are acquired. If the acquired shares are granted voting rights and they represent a majority of all voting power, shareholders who do not vote in favor of granting voting rights will be entitled to dissent and will have the right to receive the fair value of their shares if the shareholders follow the provisions of Oregon’s dissenters’ rights statute. The fair value will, at a minimum, be equal to the highest price paid per share by the person for the shares acquired in the transaction subject to this law.

We are also subject to provisions of Oregon law that govern business combinations between corporations and interested shareholders. The Oregon Business Combination Act generally prohibits a corporation from entering into a business combination transaction with a person, or an affiliate of that person, for a period of three years following the date the person acquires 15% or more of the voting stock of the corporation. For the purposes of this law, the prohibition generally applies to the following business combination transactions:

•	a merger or plan of share exchange,

•	any sale, lease, mortgage or other disposition of 10% or more of the assets of the corporation, and

•	transactions that result in the issuance of capital stock of the corporation to the 15% shareholder.

However, the general prohibition does not apply if:

•

the 15% shareholder, as a result of the transaction in which the person became a 15% shareholder, owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors who are also officers, and certain employee benefit plans),

•	the board of directors approves the share acquisition or business combination before the shareholder acquired 15% or more of the corporation’s outstanding voting stock, or

•

the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares owned by the 15% shareholder, approve the transaction on or after the date the shareholder acquires 15% or more of the corporation’s voting stock.

Advance Notice Provisions. Our bylaws establish advance notice procedures for shareholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board.

Special Meeting Requirements. Our bylaws require that special meetings of shareholders be called at the request of our board of directors.

Cumulative Voting. Neither our articles of incorporation nor our bylaws provide for cumulative voting in the election of directors.

These provisions may deter a hostile takeover or delay a change of control or management of RadiSys.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Shareholder Services, L.L.C.

Nasdaq Stock Market Quotation

Our common stock is traded on the Nasdaq Global Select Market under the symbol “RSYS.”

DESCRIPTION OF PREFERRED STOCK

We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock which may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, which will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Holders of shares of preferred stock will not have preemptive rights.

DESCRIPTION OF DEPOSITARY SHARES

General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

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in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

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in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. We will identify such trustee in a prospectus supplement. The indenture, as supplemented by a supplemental indenture, is governed by the Trust Indenture Act.

The following is a summary of certain provisions of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part. References below to an “indenture” are references to the indenture, as supplemented by a supplemental indenture, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be unsecured obligations of the Company. We may issue them in one or more series. The indenture does not limit the amount of debt securities that may be issued. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	whether and under what circumstances any additional amounts are payable with respect to debt securities;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

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the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	the right, if any, of holders of the debt securities to convert them into our common stock or other securities, including any provisions intended to prevent dilution of the conversion rights;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

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the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	the terms, if any, upon which debt securities may be subordinated to our other indebtedness;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject.

Events of Default and Remedies

Unless otherwise described in the prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

•	default in payment of the principal of or premium, if any, or any additional amounts with respect to such principal or premium, on any of the debt securities of such series;

•	default for 30 days in payment of any installment of interest or any additional amounts with respect to such interest on any debt security of such series beyond any applicable grace period;

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default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

•	failure to perform any other covenant or warranty of our Company contained in such indenture or such debt securities continued for 90 days after written notice;

•	bankruptcy, insolvency or reorganization of our Company; and

•	any other event of default provided in a supplemental indenture with respect to a particular series of debt securities.

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred, except for bankruptcy, insolvency or reorganization of the Company, and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. If an event of default resulting from bankruptcy, insolvency or reorganization of the Company shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by written notice to the trustee and to us may waive any event of default with respect to such series of debt securities, other than any event of default in payment of principal or premium, if any, or interest, or additional amounts. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or premium, if any, or interest, or additional amounts on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time if:

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(i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the applicable trustee for cancellation, or (ii) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption;

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the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money sufficient to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture; and

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the Company delivers to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

With respect to the foregoing clauses (i) and (ii), certain obligations of the Company to the trustee shall survive. With respect to the foregoing clause (ii), the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement, to pay additional amounts, if any, in certain circumstances, and with respect to rights of conversion or exchange, if any, shall survive until such debt securities are no longer outstanding. Thereafter, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

The indenture further provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied:

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the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be;

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such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

•	no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

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the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that (1) the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) after the 91st day after the establishment of such trust, the amounts in such trust will not be subject to any case or proceeding in respect of the Company under applicable bankruptcy, insolvency or similar law; and

•

the Company has delivered to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with.

Subsequent to a legal defeasance under clause (i) above, the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement, to pay additional amounts, if any, in certain circumstances, and with respect to rights of conversion or exchange, if any, shall survive until such debt securities are no longer outstanding.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series. Without the consent of any holder, we and the trustee may amend or supplement the indenture, the debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

•	add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;

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to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

•	add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture,

•	add any additional events of default with respect to all or any series of debt securities;

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supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

•	qualify such indenture under the Trust Indenture Act of 1939; or

•	make any change that does not adversely affect the legal rights of any holder.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal, or additional amounts. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any debt security payable at a place or in money other than that stated in the debt security;

•	modify the ranking or priority of the debt securities;

•	waive a continuing default in the payment of principal of or interest on the debt securities; or

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make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Concerning the Trustee

In the ordinary course of its business, the trustee, when selected, may provide services to us as transfer agent for our common stock and trustee under indentures relating to our senior notes and senior subordinated notes. The indenture contains, or will contain, limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture permits, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture provides, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

The indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders.

Certain Covenants

Existence. Except as permitted under “— Consolidation, Merger and Sale of Assets,” the indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of its business.

Calculation of Original Issue Discount. The Company shall file with the trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount accrued on outstanding securities at the end of such year and any other specific information as may then be relevant under the Internal Revenue Code of 1986, as amended.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, units will consist of one or more warrants, debt securities, preferred stock, common stock, or any combination thereof. You should refer to the applicable prospectus supplement for:

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all terms of the warrants, debt securities, shares of preferred stock or shares of common stock or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States in any of the following ways:

•	directly to investors or to other purchasers, including our existing shareholders in a rights offering;

•	through agents;

•	through dealers;

•	through one or more underwriters or a syndicate of underwriters in an underwritten offering; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We have reserved the right to sell the securities directly to investors, including persons who may be deemed to be underwriters within the meaning of the Securities Act, on our own behalf, in those jurisdictions where we are authorized to do so. We may also sell securities upon the exercise of rights that we may issue to our security holders. In these cases, no underwriters or agents would be involved. The sale of the securities may be effected in transactions (a) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters, may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

In connection with offerings of securities, we may enter into derivative transactions with third parties in connection with which such third parties may sell common stock registered hereunder including in short sale transactions.

If we use underwriters to sell securities, we may enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities from time to time in one or more transactions, including negotiated transactions, to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. The underwriters may also offer the securities through underwriting syndicates represented by one or more managing underwriters or directly by on or more firms acting as underwriters.

Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of their business. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

During and after an offering through underwriters, the underwriters may purchase and sell securities in the open market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise prevail in the open market. If commenced, the underwriter may discontinue these activities at any time. Those transactions may include:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

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Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over- allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

LEGAL MATTERS

The validity of the shares of common stock and preferred stock offered by this prospectus will be passed upon for us by Stoel Rives LLP, Portland, Oregon. The validity of the depositary shares, debt securities, warrants, and units of securities offered by this prospectus will be passed upon for us by Baker & McKenzie LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Radisys Corporation as of December 31, 2006 and 2005, and for each of the years in the two-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Their report states that we changed our method of consideration for prior period misstatements and changed our method for accounting for share-based payment awards in 2006.

Their report dated March 1, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 contains an explanatory paragraph that states we acquired Convedia Corporation during 2006, and we excluded from our assessment of the effectiveness of our internal control over financial reporting Convedia Corporation’s internal control over financial reporting associated with total assets of $11,522,000, exclusive of acquired goodwill of $39,720,000 and acquired identifiable intangible assets of $41,501,000, and total revenues of $5,887,000 included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2006. Their audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Convedia Corporation.

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

RadiSys Corporation

5445 N.E. Dawson Creek Drive

Hillsboro, OR 97124

Attn: Chief Financial Officer

Tel : (503) 615-1100

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.radisys.com on the “Investor Relations” page through the “SEC Filings” link. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	The Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 2, 2007;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007, filed with the SEC on May 8, 2007 and August 7, 2007, respectively; and

•	Current Reports on Form 8-K filed with the SEC on March 23, May 22, September 10 and September 13, 2007.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: RadiSys Corporation, 5445 N.E. Dawson Creek Drive, Hillsboro, Oregon 97124; Attention: Chief Financial Officer, or you may call us at (503) 615-1100.

RADISYS CORPORATION

$150,000,000

Preferred Stock,

Common Stock, Depositary Shares,

Warrants, Debt Securities

Units of These Securities

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth anticipated costs and expenses payable by the Company (other than underwriting discounts, commissions and fees) in connection with the registration of the securities covered by this prospectus. All amounts are estimates except the SEC registration fee.

SEC registration fee	$4,605
Printing and engraving costs	3,000
Legal fees and expenses	50,000
Accounting fees and expenses	20,000

Total	$77,605

Item 15.	Indemnification of Directors and Officers

Article VII of the Company’s Second Restated Articles of Incorporation and Article V of the Company’s Restated Bylaws require indemnification of current or former directors of the Company to the fullest extent permitted by law. The right to and amount of indemnification will ultimately be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy and other provisions of law. However, it is likely that Article VII of the Company’s Second Restated Articles of Incorporation and Article V of the Company’s Restated Bylaws would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act. The effect of the indemnification provisions contained in Article VII of the Company’s Second Restated Articles of Incorporation, Article V of the Company’s Restated Bylaws and the Oregon Business Corporation Act (the “indemnification provisions”) is summarized as follows:

(a) The indemnification provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

(b) The indemnification provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

(c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

(d) The Company may not indemnify a director unless it is determined by (1) a majority of a quorum of disinterested directors or a committee of disinterested directors, (2) independent legal counsel or (3) the shareholders that indemnification is proper because the applicable standard of conduct has been met. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances.

(e) The Company will advance to a director the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director affirms in good faith that he has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

Under the Oregon Business Corporation Act, an officer of the Company is entitled to mandatory indemnification to the same extent as a director of the Company if he was wholly successful on the merits of a controversy described in (a) or (b) above.

The Company has entered into indemnity agreements with each of its officers and directors. The agreements provide that the Company shall indemnify an officer of director if he or she is a party to or threatened to be made a party to any proceeding (other than a proceeding by or in the right of the Company to procure a judgment in its favor) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the officer or director in connection with the proceeding, but only if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

Under the indemnity agreements, the Company shall also indemnify an officer or director if he or she is a party to or threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor against all expenses actually and reasonably incurred by the officer or director in connection with the defense or settlement of the proceeding, but only if the officer or director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, no indemnification for expenses shall be made in respect of any claim, issue or matter as to which the officer or director shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that a court determines that the officer or director is fairly and reasonably entitled to indemnity.

Notwithstanding the foregoing, the indemnity agreements also provide that the Company shall indemnify an officer or director to the fullest extent permitted by law if the officer or director is a party to or threatened to be made a party to any proceeding (including a proceeding by or in the right of the Company to procure a judgment in its favor) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the officer or director in connection with the proceeding. Provided, however, no indemnity shall be made under this provision on account of conduct by the officer or director which constitutes a breach of his or her duty of loyalty to the Company or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

Additionally, the Company shall indemnify an officer or director to the fullest extent permitted by law if he or she is a party to or threatened to be made a party to any proceeding (including a proceeding by or in the right of the Company to procure a judgment in its favor) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the officer or director in connection with the proceeding.

The Company shall pay the expenses incurred by an officer or director in any proceeding in advance if the officer or director provides certain information and undertakings.

As used in the indemnity agreements, the term “proceeding” includes any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the officer or director may be or may have been involved as a party or otherwise by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under the agreement.

As used in the indemnity agreements, the term “expenses” includes, without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under the indemnity agreement, but does not include amounts paid in settlement by an officer or director or the amount of judgments or fines against him or her.

The Company has obtained insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The Company has also entered into indemnification agreements with certain of the Company’s directors. The indemnification agreements in part incorporate the indemnification provisions of the Oregon Business Corporation Act as described above. The indemnification provisions also alter or clarify the statutory indemnity in certain respects. The most significant effects of the indemnification agreements are to add indemnification for settlements of derivative lawsuits and for proceedings involving a breach of fiduciary duty, subject to specified exceptions. The indemnification agreements also set forth certain procedures that apply in the event of a claim for indemnification or advancement of expenses.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

Item 16.	Exhibits

Exhibit Number	Description

4.1	Second Restated Articles of Incorporation and amendments thereto. Incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060.

4.2	Restated Bylaws. Incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on May 8, 2007, SEC File No. 000-26844.

4.3	Specimen common stock certificate. Incorporated by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060.

4.5**	Form of Debt Securities Indenture.

4.6*	Form of Warrant Agreement (including form of warrant).

4.7*	Form of Depositary Agreement.

4.8*	Form of Unit Agreement.

5.1**	Legal Opinion of Stoel Rives LLP

5.2**	Legal Opinion of Baker & McKenzie LLP.

12.1**	Statement of computation of ratio of earnings to fixed charges.

23.1**	Consent of KPMG LLP.

23.2**	Consent of PricewaterhouseCoopers LLP

23.3**	Consent of Stoel Rives LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement).

23.4**	Consent of Baker & McKenzie LLP (incorporated by reference to Exhibit 5.2 to this Registration Statement).

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated by reference.

**	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to our Articles of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 26th day of October, 2007.

RADISYS CORPORATION

By:	/s/ Scott C. Grout
Scott C. Grout, President, Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. Grout and Brian J. Bronson and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

REGISTRANT’S OFFICERS AND DIRECTORS

Name	Title	Date

/s/ Scott C. Grout Scott C. Grout	President, Chief Executive Officer and Director (Principal executive officer)	October 23, 2007

/s/ Brian J. Bronson Brian J. Bronson	Chief Financial Officer (Principal financial and accounting officer)	October 23, 2007

/s/ C. Scott Gibson C. Scott Gibson	Chairman of the Board and Director	October 23, 2007

/s/ Ken J. Bradley Ken J. Bradley	Director	October 23, 2007

/s/ Richard J. Faubert Richard J. Faubert	Director	October 23, 2007

/s/ Dr. William W. Lattin Dr. William W. Lattin	Director	October 23, 2007

/s/ Kevin C. Melia Kevin C. Melia	Director	October 23, 2007

/s/ Carl Neun Carl Neun	Director	October 23, 2007

/s/ Lorene K. Steffes Lorene K. Steffes	Director	October 23, 2007

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Restated Articles of Incorporation and amendments thereto. Incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060.

4.2	Restated Bylaws. Incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on May 8, 2007, SEC File No. 000-26844.

4.3	Specimen common stock certificate. Incorporated by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed on September 1, 2006, SEC Registration No. 333-137060.

4.5**	Form of Debt Securities Indenture.

4.6*	Form of Warrant Agreement (including form of warrant).

4.7*	Form of Depositary Agreement.

4.8*	Form of Unit Agreement.

5.1**	Legal Opinion of Stoel Rives LLP.

5.2**	Legal Opinion of Baker & McKenzie LLP.

12.1**	Statement of computation of ratio of earnings to fixed charges.

23.1**	Consent of KPMG LLP.

23.2**	Consent of PricewaterhouseCoopers LLP.

23.3**	Consent of Stoel Rives LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement).

23.4**	Consent of Baker & McKenzie LLP (incorporated by reference to Exhibit 5.2 to this Registration Statement).

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated by reference.

**	Filed herewith.